Exhibit 10.2

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (“Agreement”) is made and entered into by and among the following Parties in Shanghai, the People’s Republic of China (“PRC”) on July 9, 2021:

Pledgor 1: Mr. Junjie Hu

PRC ID Number: [xxxxx]

Pledgor 2: Mr. Xin Zhang

PRC ID Number: [xxxxx]

(Pledgor 1 and Pledgor 2 are hereinafter collectively referred to as “Pledgors”)

Pledgee: Shanghai Earn and Earn Management Consulting Co., Ltd.

Address: Room 1064, Floor 5, Building #5, 6488 Tingwei Road, Jingshan District, Shanghai

Target Company: Shanghai Earntz Nonwoven Co., Ltd.

Address: 88 Jiangong Road, Building #3, Fengjin, Jingshan District, Shanghai.

Each of the Pledgee, Pledgors and Target Company shall hereinafter be referred to as a “Party,” and collectively as the “Parties.”

WHEREAS,

1. The Target Company is a limited liability company duly incorporated and validly existing in Shanghai under the PRC laws;

2. As of the execution date of this Agreement, Pledgors hold 100% of equity interests in the Target Company in aggregate, of which, Pledgor 1 holds 75% of equity interests in the Target Company, representing RMB15,000,000 in the registered capital of the Target Company; and Pledgor 2 holds 25% of equity interests in the Target Company, representing RMB5,000,000 in the registered capital of the Target Company;

3. The Pledgee is a wholly foreign-owned enterprise duly incorporated and validly existing in Shanghai, PRC;

4. The Pledgee and the Target Company have entered into an Exclusive Consulting and Services Agreement on July 9, 2021. (See Schedule I the “Master Agreement”);

5. Pursuant to the Master Agreement, the Pledgee is entitled to collect service fees from the Target Company; and

6. To ensure the Target Company’s fulfillment of all obligations under the Master Agreement, Pledgors are willing to pledge all of their current and future equity interests in the Target Company according to the terms and conditions of this Agreement to the Pledgee to secure its performance under the Master Agreement, and the Pledgee has agreed to accept such pledge.

THEREFORE, the Parties hereby mutually agree to execute this Agreement upon the following terms:

1. Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1. “Pledged Equity Interest” means 100% of the equity interests in the Target Company lawfully now held and hereafter acquired by Pledgors, and all rights and benefits in connection therewith (including without limitation to dividends from the Pledged Equity).

1.2. “Secured Indebtedness” means the Target Company’s obligations or indebtedness under the Master Agreement (including any renewal, amendments or supplements thereto), including without limitation to, the consulting service fees, content provision fees, development and maintenance fees, interests, liquidated damages, indemnifications, expenses incurred for the realization of creditors’ rights, losses suffered by the Pledgee as a result of the Target Company’s default and all other expenses payable by the Target Company to the Pledgee under the Master Agreement.

1.3. “Contractual Obligations” means all the obligations of the Pledgors under the Master Agreement, the Exclusive Option Agreement signed by the Parties on July 9, 2021, and this Agreement.

1.4. “Event of Default” means any circumstances as set forth in Section 8 of this Agreement.

1.5. “Notice of Default” means the notice issued by the Pledgee in accordance with this Agreement declaring an Event of Default.

2. Equity Pledge

2.1. To secure the timely and complete payment when due (whether at stated maturity, by acceleration or otherwise) of any and all of the payments due by the Target Company under the Master Agreement, including without limitation to consulting and services fees payable to the Pledgee under the Master Agreement (regardless whether the payment is due as a result of the payment date, the requirement of advance payment, or other reasons), Pledgors hereby pledge to Pledgee the security interest in all of Pledgor’s interest, whether now owned or hereafter acquired by Pledgor, in the Equity Interest of the Target Company.

2.2. Pledge means the right held by the Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Pledged Equity Interest.

2.3. During the term of this Agreement, the Pledgee shall not be liable for any loss in the value of the Pledged Equity Interest, nor shall Pledgors have any right to request or otherwise request the Pledgee in any method to indemnify for such loss, unless such loss is caused by the Pledgee’s willful misconduct or gross negligence.

2.4. In accordance with the Section 2.3 of this Agreement, in the event of any possible apparent loss in the value of the Pledged Equity Interest that is sufficient to threaten the relevant interests of the Pledgee, the Pledgee is entitled to at any time auction or sell the Pledged Equity Interest on behalf of the Pledgors, and treat the proceeds as advance repayment to the secured indebtedness under the agreement with the Pledgors, or appoint the notary office where the Pledgee located to keep the proceeds (any expenses arising therefrom shall be borne by the Pledgors).

2.5. The Parties agree that once the value of the equity interests increases, including but not limited to, as a result of the Target Company’s purchase of equity interests in other companies or the acquisition of material assets, when the Pledgee exercises the Pledge, the Pledgee will be compensated on a preferential basis with the price of the Pledged Equity Interest at the time of exercise, instead of at the time of the execution of this Agreement.

2.6. The Pledgee shall be entitled to receive all cash earnings such as dividends and bonuses and all non-cash earnings or other distributable benefits generated by the Pledged Equity Interest from the execution date of this Agreement to the termination date of the Pledge. From the execution date of this Agreement to the termination date of the Pledge, if Pledgors receive any dividends or bonuses generated by the Pledged Equity Interest, the Pledgors shall pay such dividend or bonus to the Pledgee as of the date of receipt.

3. Term of the Pledge

3.1. The Pledge shall become effective as of the date when the Pledge herein is registered with the administrations of industry and commerce, which will remain effective until the termination date or early termination of the Master Agreement, and when all payments due to the Pledgee under the Master Agreement have been settled or the Pledgee has realized its Pledge in accordance with the provisions of this Agreement (“Term of the Pledge”).

3.2. During the Term of the Pledge, in the event that the Target Company fails to make payments due to the Pledgee pursuant to the provisions of the Master Agreement, the Pledgee shall have the right, but without any obligation, to exercise or dispose of the Pledge in accordance with this Agreement and relevant PRC laws and regulations.

4. Registration of the Pledge

4.1. The Parties agree that, Pledgors and the Target Company shall register the Pledge in the register of members of the Target Company as of the execution date of this Agreement and submit an application to the administrations of industry and commerce for the registration of the pledge contemplated herein within 20 business days following the execution of this Agreement; in addition, Pledgors and the Target Company shall submit all necessary documents and go through all necessary formalities in accordance with PRC laws and regulations and requirements of competent administrations of industry and commerce.

4.2. Where there is a change in the record of the Pledge and an amendment to such record is required under PRC laws, the Pledgee and Pledgors shall complete the amendment of the register of members as well as corresponding filling procedures with competent administrations of industry and commerce within 20 business days as of the date of change.

5. Custody of Records for the Pledged Equity Interest

5.1. During the Term of the Pledge provided in this Agreement, Pledgors shall procure the Target Company to execute the register of member, and deliver the duly executed register of members to the Pledgee, and the Pledgee shall take custody of such documents during the Term of the Pledge.

5.2. Pledgors shall deliver the pledge registration certificate issued by the administration for industry and commerce within 5 business days from the registration of the Pledge, the Pledgee shall take custody of such documents during the Term of the Pledge provided in this Agreement.

6. Representations and Warranties of Pledgors

6.1. Pledgors are PRC natural persons with full capacity for civil conducts, and are entitled to execute this Agreement and exercise rights and perform obligations herein.

6.2. The execution and performance of this Agreement are based on the Pledgors’ true expression of intention, the Pledgors have already obtained all necessary lawful authorizations, and all obligations borne by the Pledgors under this Agreement are lawful, effective and enforceable.

6.3. The execution and performance of this Agreement shall not be in violation of or in contradiction with the articles of associations of the Target Company, internal regulations of the Target Company, any agreements between the Target Company and any third party and relevant PRC laws and regulations, the approvals, authorizations, consents, permissions of competent PRC government authorities or PRC courts’ decisions or verdicts.

6.4. Pledgors are the sole legal owner of the Pledged Equity Interest, and shall have the right to set the first priority to the Pledgee on the Pledged Equity Interest.

6.5. Except for the equity purchase right granted under this Agreement and the Exclusive Option Agreement executed by and among Pledgors, the Pledgee and the Target Company dated as of July 9, 2021, Pledgors have not created any other pledge or any other form of third-party rights on their equity interests.

6.6. The Pledged Equity Interest is free of any dispute of ownership, seizure, freezing, detention or supervision by any third party pursuant to the laws, and is not exempted by any litigations, enforcements, compulsory measures or other legal proceedings.

6.7. Pledgors are not involved in any existing or potential event of default under this Agreement, and there is no such risk to the best of Pledgors’ knowledge. There are no existing or continuously existing event of default under any contract to which the Pledgors are parties that may materially adversely affect the Pledgors, and there is no such risk to the best of Pledgors’ knowledge.

6.8. Pledgors have complied with and performed all relevant obligations provided in applicable PRC laws and regulations, and complied with all applicable authorizations and permissions. No conduct of Pledgors is in violation of any relevant PRC laws, regulations or rules or may cause material adverse effects to the validity, effectiveness, performance or enforceability of this Agreement.

6.9. To the best knowledge of Pledgors, no legal or administrative proceeding has been initiated by any courts, arbitral tribunals or governmental authorities against Pledgors or the Pledged Equity Interest, and there is no such risk to the best of Pledgors’ knowledge.

6.10. All information (including documents, materials, statements and certificates) disclosed by Pledgors to the Pledgee is true, complete, accurate, effective and reasonable, without any false or misleading information, or neglecting to disclose any material matters.

7. Covenant of Pledgors

7.1. Within the term of this Agreement, Pledgors hereby covenant to the Pledgee that:

7.1.1 Except for the performance of Exclusive Option Agreement and this Agreement, Pledgors shall not create any other security interests on all or a portion of the equity interests (regardless of any priority to the Pledge under this Agreement), without the prior written consent of the Pledgee, for the purpose of this Agreement, “Security Interest” means, including but not limited to, mortgages, pledges or other forms of third- party rights or interests, any equity purchase rights, acquisition rights, right of first refusal, right of set-off, liens or other security arrangements;

7.1.2 Without the prior written consent of the Pledgee, Pledgors shall not sell, lease, lend, transfer, assign, gift, re-pledge, custody, invest by the Pledged Equity Interest or otherwise dispose of all or part of the Pledged Equity Interest;

7.1.3 Pledgors shall not by themselves or allow others to make use of the Pledged Equity Interest to engage in any conduct or event in violation of PRC laws and regulations or this Agreement; and

7.1.4 Upon the receipt of any notice, order, verdict, judgment or other document issued by any PRC governmental authorities, judicial or arbitral authorities in connection with the Pledged Equity Interest, Pledgors shall immediately notify the Pledgee, and take all necessary measures to mitigate the risks against the Pledge Equity arising from such notice, order or other documents within the term stipulated by the law. Whenever the Pledgee determines to be necessary, Pledgors shall initiate lawsuits, arbitrations or administrative proceedings in relation to such notice, order or other documents and bear relevant expenses.

7.2. Pledgors hereby further agree that the rights acquired by the Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or impaired by Pledgors or any heirs or representatives of Pledgors or any other persons through any legal proceeding.

7.3. To protect or perfect the security interests granted by this Agreement, Pledgors hereby undertake to execute in good faith, to cause other parties who have an interest in the pledge to execute all certificates, deeds, and/or to perform and cause other parties who have an interest in the pledge to perform actions required by the Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, to enter into all relevant documents regarding ownership of Equity Interest with the Pledgee or designee(s) of the Pledgee (natural persons/legal persons), and to provide the Pledgee within a reasonable time with all notices, orders and decisions regarding the pledge that are required by pledge. To protect the interests of Pledgee, Pledgors hereby undertake to obey and perform all promises, covenants, agreements, representations and conditions. In the event that Pledgors fail to perform or fully perform promises, covenants, agreements, representations and conditions, Pledgors shall compensate the Pledgee for all losses incurred therefrom.

8. Event of Default

8.1. The following events shall be deemed as an event of default:

8.1.1 The Target Company fails to timely and fully perform any of its obligations under the Master Agreement, or fails to pay any secured indebtedness in full on schedule;

8.1.2 Any representation or warranty made by Pledgors under Section 6 of this Agreement is false, fraudulent, misleading or wrong;

8.1.3 Pledgors violate any covenant under Section 7 of this Agreement;

8.1.4 Pledgors refuse or deliberately delay to carry out the procedures of registration and filling, and fail to correct within 10 days from the Pledgee’s written request;

8.1.5 In accordance with laws and due to the fault of Pledgors (including omissions of acts), the Pledgee cannot dispose of the Pledge;

8.1.6 Any external loan, guarantee, indemnification, commitment or other debt repayment obligation of Pledgors (1) is required to be repaid or performed in advance due to breach of contract; or (2) is due but cannot be repaid or performed on time, which causes the Pledgee to reasonably believe Pledgors’ capacity to perform obligations herein has been substantially and adversely affected;

8.1.7 Due to the promulgation of relevant laws and regulations and the fault of Pledgors (including omission of acts), this Agreement becomes invalid, revocable, unenforceable or Pledgors cannot timely and fully perform obligations herein respectively;

8.1.8 Due to the fault of Pledgors (including omission of acts), any consent, permission, approval, registration or authorization required for the enforceability or legality or effectiveness of this agreement is revoked, suspended, becomes invalid or incurs substantially adverse change;

8.1.9 There are material adverse changes to the assets held by Pledgors, which causes the Pledgee to reasonably believe Pledgors’ capacity to perform obligations herein has been substantially and adversely affected;

8.1.10 The successors of the Target Company can only partially perform or refuse to perform the payment obligations under the Master Agreement; and

8.1.11 Pledgors violate any other provisions under this Agreement.

8.2. In the event that Pledgors notice or shall notice the occurrence of any circumstance or event that may lead to the aforementioned circumstances described in Section 8.1 of this Agreement, Pledgors shall notify Pledgee in writing accordingly in a timely manner.

8.3. Unless an Event of Default set forth in this Section 8.1 has been remedied at the request of the Pledgee within twenty (20) days upon receipt of the notice of the Pledgee to the Pledgors and/or the Target Company requesting the rectification of such Event of Default, the Pledgee may issue a Notice of Default to the Pledgors in writing at any time thereafter, requesting the exercise of the Pledge in accordance with Section 9 hereof.

8.4. The default clause set forth in this Section 8 shall not prejudice the exercise of any other remedies enjoyed by both Parties in accordance with PRC laws and regulations effective on the date hereof.

9. Exercise of the Pledge

9.1. The Pledgee shall issue a Notice of Default to the Pledgors for the exercise of the Pledge.

9.2. Subject to the provisions of Section 8.3, the Pledgee may exercise its right to dispose of the Pledge at any time after the issuance of the Notice of Default in accordance with Section 9.1. Upon the Pledgee’s exercise of its right to dispose of the Pledge, the Pledgors shall no longer own any right and interest in respect of the Pledged Equity Interest.

9.3. Upon the issuance of the Notice of Default in accordance with Section 9.1, the Pledgee is entitled to exercise all the remedies, rights and powers available to it under the PRC laws and this Agreement, including without limitation to converse, auction or sell the Pledged Equity Interest for prior satisfaction of indebtedness. The Pledgee shall not be held liable for any losses arising from its reasonable exercise of such rights and powers.

9.4. The proceeds received by the Pledgee as a result of the exercise of the Pledge shall be first applied towards payment of the taxes and expenses payable in connection with the disposal of the Pledged Equity Interest and the performance of the Contractual Obligations and the repayment of the Secured Indebtedness to the Pledgee. Any remaining balance after the deduction of the foregoing payments, if any, shall be returned to the Pledgors or any other person who is entitled to such balance under applicable laws and regulations, or be deposited with the notary public at the place where the Pledgee is located, any costs incurred arising out of such deposit shall be borne by the Pledgors.

9.5. The Pledgee shall be entitled to elect to exercise, simultaneously or successively, any of its breach of contract remedies; the Pledgee shall not be required to first exercise other breach of contract remedies prior to exercising its right to converse, auction or sell the Pledged Equity Interest hereunder.

9.6. The Pledgee shall be entitled to designate in writing its legal counsel or other agents to exercise on its behalf the Pledge, and neither the Pledgors nor the Target Company shall object thereto.

9.7. When the Pledgee disposes of the Pledge in accordance with this Agreement, the Pledgors and the Target Company shall provide necessary assistance to the Pledgee for its exercise of the Pledge.

10. Assignment

10.1. Without the Pledgee’s prior written consent, Pledgors shall not assign or delegate all or part of their rights and obligations under this Agreement to any third party.

10.2. This Agreement shall be binding on Pledgors and their successors and shall be binding on the Pledgee and each of its successors and assignees.

10.3. At any time, the Pledgee may assign all or a portion of its rights and obligations under the Master Agreement to its designee(s) (natural person or legal person), in which case the assignees shall have the rights and bear the obligations of the Pledgee under this Agreement, and Pledgors shall not raise any objection to such assignment.

10.4. In the event of a change in the Pledgee due to assignment, new parties to the pledge shall execute a new pledge agreement in the same format and with the same material terms as this Agreement, and Pledgors shall assist the new pledgee to execute relevant pledge agreements and complete the pledge registration.

11. Termination

This Agreement shall terminate upon the expiration or termination in advance of the Master Agreement with the service fees and all obligations under the Master Agreement have been fully paid and fulfilled, and the Target Company no longer bears any obligations under the Master Agreement, or upon the transfer of the equity interests in the Target Company from Pledgors to the Pledgee and/or its designee(s) pursuant to the Exclusive Option Agreement. The Pledgee shall deregister the Pledge under this Agreement as soon as reasonably practicable.

12. Handling Fees and Other Expenses

12.1. All fees relating to this Agreement, including but not limited to, legal fees, costs of production, stamp tax and any other taxes and fees, shall be borne by Pledgors and the Pledgee respectively pursuant to PRC laws and regulations, and Pledgors shall bear those fees not stipulated under PRC regulations.

12.2. In the event that Pledgors fail to pay any due taxes and fees, or for other reasons, the Pledgee shall be entitled to take all feasible remedial measures and all fees arising therefrom (including but not limited to, taxes fees, handling fees, management fees, litigation fees, legal fees and insurance fees) shall be borne by Pledgors.

13. Force Majeure

13.1. A “Force Majeure Event” means an event beyond the reasonable control of a Party, which the affected Party is unable to avoid even with reasonable attention, including but not limited to, governmental act, fire, explosion, geographical change, storm, flood, earthquake, tidal wave, lightening, and war. However, the shortage of credit, capital and financing shall not be deemed as a Force Majeure Event. The Party affected by Force Majeure Event and seeking to be exempted from the obligations under this Agreement or any provisions of this Agreement shall notify the other Party about this exemption as soon as possible and take required steps to complete the performance.

13.2. In the event that the performance of this Agreement is delayed or impeded as a result of Force Majeure Events, the party affected by the Force Majeure Event shall not bear any liability for it under this Agreement, on the condition that the affected Party shall make all reasonable and feasible efforts to perform this Agreement or to mitigate the effects of force majeure, to the extent of the obligations delayed and impeded. Once the cause of such exemption has been rectified and remedied, all Parties agree to make their best endeavor to resume the performance of this Agreement.

14. Dispute Resolution

14.1. This Agreement shall be governed and construed by PRC laws and regulations.

14.2. Any dispute arising out of the interpretation and performance of this Agreement, shall be resolved through friendly negotiation among the Parties. If the dispute is not resolved through negotiation, either Party can submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai. The arbitral awards shall be final and binding upon the Parties thereto.

14.3. Upon the request of either Party to the dispute, the court of competent jurisdiction can grant temporary reliefs, such as seizing or freezing the assets or the equity interests of the Party in breach in accordance with decisions or verdicts. After the arbitral award takes effect, any Party is entitled to apply to a court of competent jurisdiction for enforcement of such award.

15. Notice

Any notice or other correspondence sent pursuant to this Agreement shall be written in Chinese and when the notice is delivered personally or by registered mail, postage prepaid, a reputable courier service or by facsimile transmission to the address of the relevant Party or each Party set forth below, the notice shall be deemed to be effectively delivered.

Pledgee: Shanghai Earn and Earn Management Consulting Co., Ltd.

Address: Room 1064, Floor 5, Building #5, 6488 Tingwei Road, Jingshan District, Shanghai.

Pledgors: Junjie Hu, Xin Zhang

Address: 88 Jiangong Road, Building #3, Fengjin, Jingshan District, Shanghai.

Target Company: Shanghai Earntz Nonwoven Co., Ltd.

Address：88 Jiangong Road, Building #3, Fengjin, Jingshan District, Shanghai.

16. Amendment, Termination and Interpretation

16.1. This Agreement may be amended, supplemented or terminated with the written consents from each Party and after each Party respectively obtaining necessary authorizations and approvals; and the attachments, appendices and any amendments and supplements thereof under this Agreement shall be an integral part of this Agreement.

16.2. The validity of all provisions set forth herein is independent to each other, and if any provision of the Agreement become invalid, the validity of the remaining provisions shall not in any way be affected.

17. Waiver

The Pledgee’s failure to exercise or delayed exercise of any rights, remedies, powers or privileges hereunder shall not be deemed to be waiver of such rights, remedies, powers or privileges. The Pledgee’s single or partial exercise of any rights, remedies, powers or privileges shall not exclude its exercise of any other rights, remedies, powers or privileges. The rights, remedies, powers and privileges hereunder are cumulative and in addition to any other rights, remedies, powers and privileges under any law.

18. Effectiveness and Miscellaneous

18.1. This Agreement shall come into effect upon execution by the Parties as of the date first above written.

18.2. This Agreement is written in Chinese in five copies. Each Party shall hold one copy respectively and the remaining copies shall be used for pledge registrations.

Pledgor-1: Mr. Junjie Hu Signature: /s/ Junlie Hu

Pledgor-2: Mr. Xin Zhang Signature: /s/ Xin Zhang

Pledgee: Shanghai Earn and Earn Management Consulting Co., Ltd. (seal)

Authorized Representative: /s/ Shanghai Earn and Earn Management Consulting Co., Ltd

Target Company: Shanghai Earntz Nonwoven Co., Ltd. (seal)

Authorized Representative: /s/ Shanghai Earntz Nonwoven Co., Ltd

Schedule I: Exclusive Consulting and Services Agreement